As filed with the Securities and Exchange Commission on October 27, 2009.

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OLD DOMINION FREIGHT LINE, INC.

(Exact name of registrant as specified in its charter)

VIRGINIA	56-0751714
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Old Dominion Way

Thomasville, NC 27360

(Address of principal executive offices)

(Zip Code)

Old Dominion 401(k) Retirement Plan

(Full title of the plan)

David S. Congdon

President and Chief Executive Officer

Old Dominion Freight Line, Inc.

500 Old Dominion Way

Thomasville, North Carolina 27360

(Name and address of agent for service)

(336) 889-5000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.10 par value	4,000,000 shares	$27.08	$108,320,000	$6,045

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers (i) additional shares to be offered or issued upon adjustment or changes to the registered securities as a result of stock splits, stock dividends or similar transactions and (ii) an indeterminate number of plan interests to be offered or sold pursuant to the Old Dominion 401(k) Retirement Plan described herein.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h)(1) of the Securities Act on the basis of the average ($27.08) of the high ($27.54) and low ($26.62) prices of Old Dominion Freight Line, Inc.’s common stock, as reported on the NASDAQ Global Select Market on October 26, 2009.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 is included in documents that will be sent or provided to participants of the Old Dominion 401(k) Retirement Plan (the “Plan”) in accordance with Rule 428(b)(1) under the Securities Act. Such documents are omitted from this Registration Statement. These documents and the documents incorporated by reference in Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are available without charge, upon written or oral request. The address and telephone number to which the request is to be directed is:

Old Dominion Freight Line, Inc.

500 Old Dominion Way

Thomasville, NC 27360

Attn: 401(k) Administrator

(336) 889-5000

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by Old Dominion Freight Line, Inc. (the “Company,” the “registrant,” “we,” us” or “our”) with the Securities and Exchange Commission (the “Commission”) are incorporated into this Registration Statement by reference:

(i)	Our Annual Report on Form 10-K for the year ended December 31, 2008;

(ii)	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009;

(iii)	Our Current Report on Form 8-K filed with the Commission on May 21, 2009;

(iv)	The description of the Company’s common stock contained in its registration statement filed on Form 8-A dated October 15, 1991, together with any amendments or reports filed for the purpose of updating that description;

(v)	The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2008, filed with the Commission on October 27, 2009; and

(vi)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the period referred to in (i), above.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interest of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Sections 13.1-696 through 13.1-704 of Virginia Stock Corporation Act (the “Act”) prescribe the conditions under which indemnification may be obtained by a present or former director or officer who incurs expenses or liability as a consequence of a legal proceeding arising out of his activities.

Mandatory Statutory Indemnification. Under the Act, unless limited by its articles of incorporation, a Virginia corporation must indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation. This mandatory indemnification covers reasonable expenses incurred in connection with the proceedings.

Permissive Statutory Indemnification. A Virginia corporation may, but is not required by the Act to, indemnify a director or officer who the corporation determines has conducted himself in good faith and met a reasonable belief test regarding the challenged conduct. If he was acting in his official capacity, the director or officer must have believed the challenged conduct was in the best interests of the corporation or the participants in and beneficiaries of an employee benefit plan; if he was acting otherwise, he must meet the test that he reasonably believed his conduct was not opposed to the best interests of the corporation or the participants in and beneficiaries of an employee benefit plan; and, in the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful. Notwithstanding those tests, however, statutory indemnification is prohibited where the individual is held liable to the corporation or where he is held liable on the basis of an improperly received personal benefit.

Court Orders for Advances, Reimbursements or Indemnification. A director or officer who is made a party to a proceeding may apply for a court order directing the corporation to make advances or reimbursement for expenses or to provide indemnification. If the court determines that the individual is entitled to such advances, reimbursement or indemnification, the court must order the corporation to (i) make advances and/or reimbursement for expenses or to provide indemnification and (ii) pay the individual’s reasonable expenses incurred to obtain the order. With respect to a proceeding by or in the right of the corporation, the court may order the corporation to (i) indemnify the individual to the extent of his reasonable expenses if it determines that, considering all the relevant circumstances, the individual is entitled to indemnification even though he was adjudged liable to the corporation and (ii) pay the individual’s reasonable expenses incurred to obtain the order.

Voluntary Indemnification. Notwithstanding the limits on statutory indemnification, a Virginia corporation may make any further indemnity, and may make additional provision for advances and reimbursement of expenses, to any director, officer, employee or agent that may be authorized by the corporation’s articles of incorporation, bylaws or a resolution of its shareholders, except an indemnity against (i) his willful misconduct, or (ii) a knowing violation of the criminal law. A Virginia corporation may also obtain insurance to protect its directors and officers from personal liability whether or not the corporation would have power to indemnify the individual against the same liability under the Act.

Our bylaws contain broad indemnification provisions covering our directors and officers. We have also purchased insurance providing for indemnification of our directors and officers. In addition, as permitted by Section 13.1-692.1 of Act, our articles of incorporation limit the damages that may be assessed against an officer or director in any proceeding brought by or in the right of the Company or brought by or on behalf of our shareholders, subject to certain limitations.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

The registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Exhibit No.	Description

4.1(a)	Amended and Restated Articles of Incorporation (as amended July 30, 2004)

4.2(b)	Amended and Restated Bylaws of Old Dominion Freight Line, Inc.

4.3(c)	Specimen certificate of Common Stock

4.4(d)	Note Purchase Agreement among Old Dominion Freight Line, Inc. and the Purchasers set forth in Schedule A thereto, dated as of February 25, 2005

4.5(e)	Note Purchase Agreement among Old Dominion Freight Line, Inc. and the Purchasers set forth in Schedule A thereto, dated as of April 25, 2006

4.6(f)	Amended and Restated Credit Agreement among Wachovia Bank, National Association, as Administrative Agent; the Lenders named therein; and Old Dominion Freight Line, Inc., dated as of August 10, 2006

23.1	Consent of Ernst & Young LLP

23.2	Consent of Dixon Hughes PLLC

24.1	Power of Attorney (included on signature page)

99.1	Old Dominion 401(k) Retirement Plan

(a)	Incorporated by reference to Exhibit 3.1.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 6, 2004
(b)	Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 21, 2009
(c)	Incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form S-1 filed under the Securities Act (Commission File: 33-42631)
(d)	Incorporated by reference to Exhibit 4.6.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 16, 2005
(e)	Incorporated by reference to Exhibit 4.9 to the Company’s Current Report on Form 8-K filed on May 1, 2006
(f)	Incorporated by reference to Exhibit 4.10 to the Company’s Current Report on Form 8-K filed on August 16, 2006

Our Commission file number reference for documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, is 000-19582.

Item 9.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	To include, any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomasville, State of North Carolina, on this 26th day of October 2009.

OLD DOMINION FREIGHT LINE, INC.

By:	/S/ J. WES FRYE
J. Wes Frye
Senior Vice President – Finance and Chief Financial Officer

Each of the undersigned, being a director and/or officer of the registrant, hereby nominates, constitutes and appoints David S. Congdon and J. Wes Frye, or either of them severally, to be his true and lawful attorney-in-fact and agent and to sign in his name and on his behalf in any and all capacities stated below, and to file with the Commission this Registration Statement on Form S-8, and to file any and all amendments, including post-effective amendments, exhibits and other documents and instruments in connection therewith, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his behalf in any and all capacities stated below to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Commission.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the date indicated.

Name and Signature	Position	Date

/S/ EARL E. CONGDON	Executive Chairman of the Board of Directors	October 26, 2009
Earl E. Congdon

/S/ DAVID S. CONGDON	Director, President and Chief Executive Officer (Principal Executive Officer)	October 26, 2009
David S. Congdon

/S/ JOHN R. CONGDON	Vice Chairman of the Board and Senior Vice President	October 26, 2009
John R. Congdon

/S/ J. PAUL BREITBACH	Director	October 26, 2009
J. Paul Breitbach

/S/ JOHN R. CONGDON, JR.	Director	October 26, 2009
John R. Congdon, Jr.

/S/ ROBERT G. CULP, III	Director	October 26, 2009
Robert G. Culp, III

/S/ JOHN D. KASARDA	Director	October 26, 2009
John D. Kasarda

/S/ LEO S. SUGGS	Director	October 26, 2009
Leo S. Suggs

/S/ D. MICHAEL WRAY	Director	October 26, 2009
D. Michael Wray

/S/ J. WES FRYE	Senior Vice President - Finance (Principal Financial Officer)	October 26, 2009
J. Wes Frye

/S/ JOHN P. BOOKER III	Vice President - Controller (Principal Accounting Officer)	October 26, 2009
John P. Booker III

The Plan

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomasville, State of North Carolina, on this 26th day of October 2009.

Retirement Plan Committee of the Old Dominion 401(k) Retirement Plan

By:	/S/ J. WES FRYE
J. Wes Frye
Chairman of the Retirement Plan Committee

EXHIBIT INDEX

TO REGISTRATION STATEMENT ON FORM S-8

The registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Exhibit No.	Description

4.1(a)	Amended and Restated Articles of Incorporation (as amended July 30, 2004)

4.2(b)	Amended and Restated Bylaws of Old Dominion Freight Line, Inc.

4.3(c)	Specimen certificate of Common Stock

4.4(d)	Note Purchase Agreement among Old Dominion Freight Line, Inc. and the Purchasers set forth in Schedule A thereto, dated as of February 25, 2005

4.5(e)	Note Purchase Agreement among Old Dominion Freight Line, Inc. and the Purchasers set forth in Schedule A thereto, dated as of April 25, 2006

4.6(f)	Amended and Restated Credit Agreement among Wachovia Bank, National Association, as Administrative Agent; the Lenders named therein; and Old Dominion Freight Line, Inc., dated as of August 10, 2006

23.1	Consent of Ernst & Young LLP

23.2	Consent of Dixon Hughes PLLC

24.1	Power of Attorney (included on signature page)

99.1	Old Dominion 401(k) Retirement Plan

(a)	Incorporated by reference to Exhibit 3.1.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 6, 2004
(b)	Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 21, 2009
(c)	Incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form S-1 filed under the Securities Act (Commission File: 33-42631)
(d)	Incorporated by reference to Exhibit 4.6.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 16, 2005
(e)	Incorporated by reference to Exhibit 4.9 to the Company’s Current Report on Form 8-K filed on May 1, 2006
(f)	Incorporated by reference to Exhibit 4.10 to the Company’s Current Report on Form 8-K filed on August 16, 2006

Our Commission file number reference for documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, is 000-19582.